Confidential information indicated by X's has been omitted and filed separately with the Securities and Exchange Commission.

                          TERM INTERCREDITOR AGREEMENT

            THIS AGREEMENT, dated this 1st day of May, 1998, by XXXXX XXXXXXXXXX., a New Jersey corporation ("XXXXXXX"); THE CHASE MANHATTAN BANK, in its capacity as agent for the banks party to the Term Loan Agreement referred to below (the "Agent"); IVC INDUSTRIES, INC., a Delaware corporation ("IVC"); INTERNATIONAL VITAMIN OVERSEAS SALES CORP., a New Jersey corporation ("IVOSC"); HALL LABORATORIES, LTD., a corporation organized under the laws of British Columbia ("Hall (Canada)" and, collectively with IVC and IVOSC, the "Original Obligors"); and VITAMIN SPECIALTIES CORP., a Pennsylvania corporation ("VSC"; and, collectively with the Original Obligors, the "Obligors").

                              Preliminary Statement

            A. Reference is made to the Term Loan Agreement dated the date hereof among IVC, the Banks party thereto and the Agent. (Such term loan agreement, as the same may hereafter be amended or supplemented from time to time, will be called herein the "Term Loan Agreement"; provided however that the consent of XXXXXXX is required for certain changes to the Term Loan Agreement, as provided in Section 5 of the XXXXXXX Term Guaranty hereinafter referred to.) All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Term Loan Agreement.

            B. XXXXXXX is this day executing and delivering to the Agent and the Banks a guaranty (the "XXXXXXX Term Guaranty") of the obligations of IVC to the Agent and the Banks under the Term Loan Agreement.

            C. The Obligors are this day agreeing to reimburse XXXXXXX for any and all amounts that may be paid by XXXXXXX under the XXXXXXX Term Guaranty, plus interest thereon, plus collection costs with respect thereto, pursuant to a certain May 1998 Amendment Agreement dated the date hereof.

            D. XXXXXXX and the Agent desire to provide for the assignment by the Agent and the Banks to XXXXXXX of the Term Loan Agreement and the other Chase Documents, including the Term Loan Liens (as such capitalized terms are hereinafter defined), upon a payment by XXXXXXX in full of its obligations under the XXXXXXX Term Guaranty.

            E. In order to induce the Agent and the Banks to enter into the Term Loan Agreement, and in order to induce XXXXXXX to execute and deliver the XXXXXXX Term Guaranty, the parties hereto are executing and delivering this Term Intercreditor Agreement.

            NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

            SECTION 1. Assignment of Term Loan Documents. (a) Simultaneously with the payment by XXXXXXX in full of its obligations under the XXXXXXX Term Guaranty following a demand by the Agent for such payment, the Agent and the Banks shall transfer and assign to XXXXXXX all their respective rights, title and interest in and to the Term Loan Agreement and the other Chase Documents (as such capitalized term is hereinafter defined), including (without limitation) the Term-Loan Liens (as such term is hereinafter defined). At such time, (i) the Agent and the Banks shall execute and deliver to XXXXXXX an Assignment of Term Loan Documents in substantially the form attached hereto as Schedule A-1, and
(ii) the Agent shall execute, acknowledge and deliver to XXXXXXX an Assignment of Mortgage in substantially the form attached hereto as Schedule A-2. Promptly thereafter, (x) the Agent shall execute and deliver to XXXXXXX a UCC assignment as to each UCC-1 financing statement filed in connection with the Term Loan Agreement in favor of the Agent against VSC to evidence the Term-Loan Liens, and
(y) the Agent shall deliver to XXXXXXX the stock certificate(s) delivered by IVC to the Agent pursuant to the Stock Pledge Agreement evidencing the shares of VSC pledged by IVC to the Agent pursuant to the Stock Pledge Agreement, and (z) each Bank shall deliver to XXXXXXX the Term Note in favor of such Bank.

                  (b) As used herein, the term "Chase Documents" means the following:

                        (i)    the Term Loan Agreement;
                        (ii)   the Term Notes;
                        (iii)  the Stock Pledge Agreement;
                        (iv)   the VSC Term Guaranty;
                        (v)    the VSC Term Security Agreement;
                        (vi)   the Mortgage;
                        (vii)  the Assignment of Leases and Rents;
                        (viii) the Collateral Assignment of Store Leases;
                        (ix)   the Term Trademark Assignment;
                        (x)    the Edell Term Subordination Agreement;
                        (xi)   the Authorization Letter;
                        (xii)  the Designated Party Identification Agreement;
                        (xiii) UCC-1 Financing Statements filed in connection
                               with the Term Loan Agreement in favor of the Agent against VSC to evidence the Term-Loan Liens.

                  (c) As used herein, the term "Term-Loan Liens" means the Liens on the Vitamin Specialties Assets (excluding the Excluded VSC Assets) and the New Freehold/Howell Real Estate (subject to subsection (d) of this Section) and the outstanding capital stock of VSC securing the obligations and liabilities of the Borrower under the Term Loan Agreement (or securing the VSC Term Guaranty of such obligations and liabilities).

                  (d) Notwithstanding anything to the contrary contained in this Agreement or any other Term Loan Document, if the Mortgage shall have been discharged by the Agent upon a refinancing or a sale/leaseback arrangement as contemplated by Section 2.09 of the Term Loan Agreement, the phrases "Term-Loan Lien" and "Chase Document" shall not include the Mortgage or the Assignment of Leases and Rents, and the Agent shall have no obligation to execute or deliver an Assignment of Mortgage to XXXXXXX as provided in Section 1(a) of this Agreement.

                  (e) It is understood by the parties hereto that (notwithstanding that the VSC Term Security Agreement is to be assigned hereunder), no Lien on the Excluded VSC Assets is to be assigned hereunder.

            SECTION 2. Relative Priorities as between Agent/Banks and XXXXXXX in Vitamin Specialties Assets. (a) Pursuant to the May 1998 Amendment Agreement (as hereinafter defined), the Revolving Credit Agreement Liens (as hereinafter defined) in the Vitamin Specialties Assets (other than the Excluded VSC Assets) are subordinate to the Term-Loan Liens in the Vitamin Specialties Assets, and such Term-Loan Liens in the Vitamin Specialties Assets will continue to rank prior to such Revolving Credit-Agreement Liens in the Vitamin Specialties Assets (other than the Excluded VSC Assets) if and when the Term-Loan Liens are assigned by the Agent to XXXXXXX, notwithstanding the terms of the Designated Party Subordination and Intercreditor Agreement dated April 30, 1997. Reference is made to the May 1998 Amendment Agreement for a complete statement of the agreement as to the priority of the Term-Loan Liens relating to the Revolving Credit-Agreement Liens in the Vitamin Specialties Assets.

                  (b) Also pursuant to the May 1998 Amendment Agreement, the obligations of VSC under its guaranty of the Revolving Credit Agreement referred to therein are made, from and after such assignment, subordinate in right of payment to VSC's guaranty of the Term Loan Obligations referred to therein. Reference is made to the May 1998 Amendment Agreement for a complete statement of the agreement as to such subordination.

                  (c) As used herein, the term "May 1998 Amendment Agreement" means the May 1998 Amendment Agreement dated the date hereof among IVC, IVOSC, Hall (Canada), VSC, the Banks party to the Revolving Credit Agreement referred to therein, The Chase Manhattan Bank as agent for such Banks (the "Revolving Credit Agreement Agent"), and XXXXXXX. The term "Credit-Agreement Liens" means the Liens granted to the Revolving Credit Agreement Agent in the Vitamin Specialties Assets, as security for the obligations of the Obligors under the Credit Agreement. The term "Term-Loan Liens" is defined in the May 1998 Amendment Agreement.

1. SECTION 3. Obligations of the Obligors Unconditional. Nothing contained in this Agreement, is intended to or shall impair, as between any of the Obligors and the Agent and Banks, or between the Obligors and XXXXXXX, the obligation of such Obligors, which is absolute and unconditional, to pay their respective obligations as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Agent, Banks or XXXXXXX, except as provided herein, or any other creditors of any Obligor; nor shall anything herein prevent the Agent, Banks or XXXXXXX from exercising their respective remedies otherwise permitted under applicable law upon default. The intercreditor provisions of this Agreement are and are intended solely for the purpose of defining the rights of XXXXXXX, on the one hand, and the Agent and the Banks, on the other hand.

            SECTION 4. Further Assurances. Each Obligor shall, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of XXXXXXX desirable, or that XXXXXXX may request, in order to protect any right or interest granted or purported to be granted hereby or to enable XXXXXXX to exercise and enforce its rights and remedies hereunder. Following payment in full by XXXXXXX of its obligations under the XXXXXXX Term Guaranty, each of the Agent and the Banks shall promptly execute and deliver such further instruments as XXXXXXX may reasonably request to better confirm the assignment to XXXXXXX of the Chase Documents, provided that XXXXXXX bears the cost thereof (if any) and that the same involves no material risk of liability to any of the Agent or the Banks.

            SECTION 5. Expenses. The Obligors agree, jointly and severally, to pay upon demand to XXXXXXX the amount of any and all expenses, including (without limitation) the reasonable fees and disbursements of counsel for XXXXXXX, which XXXXXXX may incur in connection with the enforcement of any rights or interests hereunder.

            SECTION 6. Certain Rights of XXXXXXX to Compel Acceleration. (a) If an Event of Default under Section 10.01(k) of the Term Loan Agreement occurs, or if an Event of Default occurs under Section 10.01(c)(i) of the Term Loan Agreement that consists of a breach of Section 8.10 of the Term Loan Agreement, XXXXXXX shall be entitled (on 15 days' advance notice by XXXXXXX to the Agent) to require the Agent and the Banks to accelerate the maturity of the Term Notes, provided that XXXXXXX makes payment (under the XXXXXXX Term Guaranty) to the Agent of the outstanding balance of the Term Notes immediately upon such acceleration, against assignment as provided in Section 1 hereof.

                  (b) Neither the Agent nor any of the Banks shall have an obligation to notify XXXXXXX of the occurrence of any Event of Default described in subsection (a) of this Section, or any other Default or Event of Default. Each Obligor shall give XXXXXXX written notice of the occurrence of any Default or Event of Default within ten days after any such occurrence.

            SECTION 7. Binding Effect on Banks. The Agent is entering into this Agreement in its capacity as Agent for the Banks under the Term Loan Agreement, and this Agreement shall inure to the benefit of and be binding upon the Banks.

            SECTION 8. Reporting Requirements. IVC shall deliver to XXXXXXX all the financial statements, certificates, reports, notices and other information required to be provided to the Agent and the Banks under Section 7.08 of the Term Loan Agreement, at the times provided in such Section 7.08.

            SECTION 9. Notices. Any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by courier service or United States mail and shall have been deemed to have been given when delivered in person or by courier service, or three days after deposit in the United

States mail (registered or certified, with postage prepaid and properly addressed). For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all the other parties:

                  If to XXXXXXX:

                  XXXXXXX XXXXXXX XXX
                  XXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXX

                        -- with a simultaneous copy to:

                        XXXXXXX XXXXXXX XXX
                        XXXXXXXXXXXXXXX
                        XXXXXXXXXXXXXXX
                        XXXXXXXXXXXXXXX

                  If to the Agent or the Banks:

                  The Chase Manhattan Bank, as Agent
                  1 Chase Manhattan Plaza
                  New York Agency
                  New York, New York 10081

                        -- with a simultaneous copy to:

                        The Chase Manhattan Bank
                        One Riverfront Plaza
                        Newark, New Jersey 07102
                        Attention: Mr. Peter M. Fitzsimmons

                  If to any of the Obligors:

                  c/o IVC Industries, Inc.
                  500 Halls Mill Road
                  Freehold, New Jersey 07728
                  Attention:  Mr. I. Alan Hirschfeld

                        -- with a simultaneous copy to:
                        IVC Industries, Inc.
                        500 Halls Mill Road
                        Freehold, New Jersey 07728
                        Attention: Mr. E. Joseph Edell

            SECTION 10. Miscellaneous. (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto, and no waiver of any provision of this Agreement, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the party against whom the same is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that in all events the Banks shall be bound by any such amendment, waiver or consent signed by the Agent.

                  (b) No failure on the part of XXXXXXX to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                  (c) This Agreement shall be binding on and inure to the benefit of (i) XXXXXXX and the Obligors and their respective successors and assigns, and (ii) the Agent and the Banks and their successors, transferees and assigns and shall continue in effect so long as any of the XXXXXXX Term Guaranty or the Term Notes remain outstanding.

                  (d) If any portion of this Agreement is held to be non-enforceable in any jurisdiction, it shall be enforceable in any other jurisdiction, and the remaining portions of this Agreement shall continue in effect.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Term Intercreditor Agreement to be duly executed and delivered by the respective officers thereunto duly authorized, as of the date first above written.


WITNESS:                            XXXXXXX XXXXXXX

XXXXXXXXXXXXXXX                     By: XXXXXXXXXXXX
Name:                                   Name:
Title:                                  Title:


WITNESS:                            THE CHASE MANHATTAN BANK, as Agent

XXXXXXXXXXXXXXX                     By: /s/ Lee P. Brennan
Name:                                   ----------------------------
Title:                                  Lee P. Brennan
                                        Vice President

WITNESS:                            IVC INDUSTRIES, INC.

XXXXXXXXXXXXXXX                     By: /s/ I. Alan Hirschfeld
Name:                                   ----------------------------
Title:                                  Name:
                                        Title:


WITNESS:                            INTERNATIONAL VITAMIN OVERSEAS
                                    SALES CORP.

                                    By: /s/ I. Alan Hirschfeld
------------------------------          ----------------------------
Name:                                   Name:
Title:                                  Title:


WITNESS:                            HALL LABORATORIES, LTD.

------------------------------      By: ----------------------------
Name:                                   Name:
Title:                                  Title:


WITNESS:                            VITAMIN SPECIALTIES CORP.

XXXXXXXXXXXXXXX                     By: /s/ I. Alan Hirschfeld
Name:                                   ----------------------------
Title:                                  Name:
                                        Title:

                                  Schedule A-1
                         to Term Intercreditor Agreement

                        ASSIGNMENT OF TERM LOAN DOCUMENTS

            THE CHASE MANHATTAN BANK ("Chase"), for valuable consideration, hereby assigns and transfers to XXXXXXX XXXXXXX ("XXXXXXX") all the rights, title and interest of Chase (as Agent and as Bank) in, to and under the Term Loan Agreement and the other Chase Documents (as such capitalized terms are hereinafter defined). All capitalized terms used in this Assignment and not defined shall have the respective meanings ascribed to them in the Term Loan Agreement.

            Chase hereby represents that it is the owner and holder of 100% of the interest of the Agent and the Banks under the Term Loan Agreement and the other Chase Documents, and that Chase has not granted any participation interest or security interest with respect thereto. Except as otherwise expressly provided in the immediately preceding sentence, this Assignment is being made without any recourse, representation or warranty whatsoever.

            As used herein, the term "Term Loan Agreement" means the Term Loan Agreement dated _________________, 1998 among IVC Industries, Inc., the Banks party thereto and The Chase Manhattan Bank, as Agent. The term "Chase Documents" means the following:

                  (i)    the Term Loan Agreement;
                  (ii)   the Term Notes;
                  (iii)  the Stock Pledge Agreement;
                  (iv)   the VSC Term Guaranty;
                  (v)    the VSC Term Security Agreement;
                  (vi)   [the Mortgage];
                  (vii)  [the Assignment of Leases and Rents];
                  (viii) the Collateral Assignment of Store Leases;
                  (ix)   the Term Trademark Assignment;
                  (x)    the Edell Term Subordination Agreement;
                  (xi)   the Authorization Letter;
                  (xii)  the Designated Party Identification Agreement;
                  (xiii) UCC-1 Financing Statements filed in connection
                         with the Term Loan Agreement in favor of the Agent against VSC to evidence the Term-Loan Liens.

            IN WITNESS WHEREOF, Chase has executed this Assignment as of this ____ day of ___________, ______.


WITNESS:                                  THE CHASE MANHATTAN BANK

                                          By:
-------------------------------              --------------------------------
                                             Name:
                                             Title:

                                  Schedule A-2
                         to Term Intercreditor Agreement

                             ASSIGNMENT OF MORTGAGE

            THE CHASE MANHATTAN BANK, as Agent for the Banks under the Term Loan Agreement hereinafter referred to (the "Mortgagee"), for valuable consideration, does hereby assign and transfer to XXXXXXXXXXXXXXXXXX INC. all the rights, title and interest of the Mortgagee in, to and under the Mortgage and the Assignment of Leases and Rents (as such terms are hereinafter defined).

            As used herein, the term "Mortgage" means the Mortgage dated ________________, 1998 from IVC Industries, Inc. to the Mortgagee in respect of certain premises in Monmouth County, New Jersey, which was recorded in the Office of the Clerk of Monmouth County in Book _____, page _____; and the term "Assignment of Leases and Rents" means the Assignment of Leases and Rents dated ___________, 1998 from IVC Industries, Inc. to the Mortgagee with respect to such premises, which was recorded in the such office in Book _____, page _____.

            This Assignment is made without any recourse, representation or warranty whatsoever, except that the Mortgagee represents that it is the owner and holder of 100% of the interests of the Agent and the Banks in the Mortgage and the Assignment of Leases and Rents and that the Mortgagee has not granted any participation interest or security interest with respect thereto.

            IN WITNESS WHEREOF, the Mortgagee has executed this Assignment as of this ____ day of ___________, ______.

WITNESS:                                 THE CHASE MANHATTAN BANK

                                         By:
-------------------------------              --------------------------------
                                             Name:
                                             Title:

STATE OF _____________
                    SS:
COUNTY OF ____________

            On this ____ day of _____________, ____, before me, the undersigned, personally appeared ______________________, the _______________________ of The
Chase Manhattan Bank, who, I am satisfied, is the person who signed the foregoing instrument, and he or she did acknowledge under oath that he or she signed and delivered the same in his or her capacity as such officer and that the foregoing instrument is the voluntary act and deed of such bank made by virtue of proper authority.